Executive Officers

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
2012 Omnibus Incentive Plan

Form of Restricted Stock Unit Award Agreement

You have been selected to receive a grant of Restricted Stock Units (“RSUs”) pursuant to the American Axle & Manufacturing Holdings, Inc. 2012 Omnibus Incentive Plan in accordance with the terms and conditions below:

Participant:
Grant Date:
Number of RSUs:
Final Acceptance Date:

THIS AWARD AGREEMENT (the “Agreement”) is made effective as of the Grant Date, as specified above, between American Axle & Manufacturing Holdings, Inc., a Delaware corporation (the “Company”), and the Participant.

RECITALS

A. The Company has adopted the American Axle & Manufacturing Holdings, Inc. 2012 Omnibus Incentive Plan (the “Plan”). The Plan is incorporated in and made a part of this Agreement. Capitalized terms that are not defined in this Agreement have the same meanings as in the Plan;

B. The Compensation Committee of the Board of Directors (the “Committee”) determined that it is in the best interests of the Company and its shareholders to grant RSUs to the Participant, pursuant to the terms of this Agreement and the Plan; and

C. The Participant shall have no rights with respect to this Award unless he or she shall have accepted this Award prior to the close of business on the Final Acceptance Date specified above by signing and delivering to the Company a copy of this Agreement. The Final Acceptance Date may be modified, in the sole discretion of the Company, upon written request of the Participant.

The parties agree as follows:

1. Grant of the RSUs. The Company grants to the Participant, on the terms and conditions of this Agreement, the number of RSUs set forth above. Each RSU corresponds to one Share (subject to adjustment pursuant to the Plan) and constitutes a contingent and unsecured promise of the Company to pay the Participant one Share on the vesting date for the RSU, subject to the terms of the Plan and this Agreement.

2. Vesting of the RSUs.

(a) Vesting Period. Subject to Section 2(c) herein, the RSUs shall vest 100 percent on the third annual anniversary of the Grant Date (“Vesting Period”).

(b) Vesting Date. The date on which the RSUs vest pursuant to Section 2(a) or, if earlier, Section 2(c), is referred to as the “Vesting Date.”

(c) Earlier Vesting, Impact of a Change in Control and Forfeiture.

(i) Early Vesting: To the extent not already vested under Section 2(a), the total number of RSUs granted under this Agreement shall fully vest upon the death or Disability of the Participant and shall vest pro rata upon the Participant’s Retirement (“Pro Rata Award”), as determined under this subparagraph (c)(i). The Pro Rata Award shall be equal the product of (x) and (y) where (x) is the total number of RSUs granted under this Agreement and (y) is a fraction, the numerator of which is the number of calendar months that the Participant was employed by the Company during the Vesting Period (with any partial month counting as a full month for this purpose) and the denominator of which is the number of months in the Vesting Period.

(ii) Impact of a Change in Control: Unless provided otherwise by the Committee prior to the date of the Change in Control, in the event of a Change in Control of the Company:

(1) If a Successor so agrees, some or all outstanding RSUs shall be assumed, or replaced with the same type of award with similar terms and conditions, by a Successor in the Change in Control transaction. If applicable, the RSUs that are assumed by a Successor shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities that would have been issuable to a Participant upon the consummation of such Change in Control had the RSU been vested immediately prior to such Change in Control, and other appropriate adjustments in the terms and conditions of the Award shall be made. Upon the termination of a Participant’s employment with a Successor in connection with or within twenty-four (24) months following the Change in Control for any reason other than an involuntary termination by a Successor for Cause or a voluntary termination by the Participant without Good Reason, all of the Participant’s RSUs that are in effect as of the date of such termination shall be vested in full effective on the date of such termination.

(2) To the extent a Successor in the Change in Control transaction does not assume the Awards or issue replacement awards as provided in Section 2(c)(ii)(1), then immediately prior to the date of the Change in Control all such RSUs that are then held by Participants shall be cancelled in exchange for the right to receive the Change in Control price per Share in cash or such other consideration as the Company or the shareholders of the Company receive in such Change in Control.

(iii) Forfeiture: Except as otherwise expressly stated in Section 2(c)(i) or 2(c)(ii), if the Participant’s employment with the Company terminates for any reason prior to the Vesting Date, the RSUs shall be forfeited and cancelled without consideration.

(d) Definitions.

(i) “Change in Control:” For purposes of this Agreement, the term “Change in Control” shall be deemed to have occurred when:

(1) Any person or entity, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) other than the Company or a wholly-owned Subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company’s securities having 30% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of Directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

(2) As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the Directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of Directors of the Company immediately prior to such transaction; or

(3) During any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each Director of the Company first elected during such period was approved by a vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of any such period; or

(4) The stockholders of the Company approve a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a liquidation of the Company into a wholly owned subsidiary.

Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Section 409A (as defined in Section 16 below), and if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in subsections (1) through (4) above, unless such event shall constitute a “change in ownership” or “change in effective control” of, or a change in the ownership of a substantial portion of the assets of, the Company under Section 409A.

(ii) “Disability:” For purposes of this Agreement, “Disability” shall be defined in the same manner as such term or a similar term is defined in the Company’s long-term disability plan applicable to the Participant; provided, however, that if the Participant is not covered under a long-term disability plan maintained by the Company, “Disability” shall mean either of the following:

(1) Inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

(2) By reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under     an accident and health plan covering Employees of the Company.

(iii) “Cause:” For purposes of this Agreement, "Cause" means (i) neglect of or willful and continuing refusal of the Participant to perform his or her duties with the Company (other than due to Disability), (ii) a breach of any non-competition or "no raid" covenants to which the Participant is subject, (iii) engaging in conduct which is demonstrably injurious to the Company, the Company’s subsidiaries or affiliates (including, without limitation, a breach of any confidentiality covenant to which the Participant is subject), or (iv) a conviction or plea of guilty or nolo contendere to a felony or a misdemeanor involving moral turpitude, dishonesty or theft, in each case as determined in the sole discretion of the Company. If an employment agreement between the Company and the Participant is in effect or a change in control plan or policy is in effect in which the Participant participates or to which such Participant is subject (including, without limitation, the AAM Executive Officer Change in Control Plan), "Cause" has the meaning, if any, defined therein.

(iv) “Good Reason:” For purposes of this Agreement, "Good Reason" means any one or more of the following actions or omissions: (i) any material reduction in the Participant’s position, authority, duties or responsibilities following a Change in Control as compared to such level immediately prior to the Change in Control, (ii) any material reduction in a Participant’s annual base salary or bonus opportunity as in effect immediately prior to the Change in Control, or (iii) the relocation (other than by mutual agreement) of the office at which the Participant is to perform the majority of his or her duties following the Change in Control to a location more than 50 miles from the location at which the Participant performed such duties prior to the Change in Control; provided, however, that the Participant must provide the Company, or its Successor, with (a) forty-five (45) days advance notice of termination in writing and (b) notice of the conduct that is the basis for the potential Good Reason termination in writing within ninety (90) days of its initial existence, such notice shall describe the conduct the Participant believes to constitute Good Reason. The Company, or its Successor, shall have thirty (30) days to cure such conduct upon receipt of the notice of termination from the Participant. If the Company, or its Successor, cures the conduct that is the basis for the potential termination for Good Reason within such thirty (30) day period, the Participant’s notice of termination shall be deemed withdrawn. If the Participant does not give notice to the Company, or its Successor, within ninety (90) days after an event giving rise to Good Reason, the Participant’s right to claim Good Reason termination on the basis of such event shall be deemed waived.

If an employment agreement between the Company and the Participant is in effect or a change in control plan or policy is in effect in which the Participant participates or to which such Participant is subject (including, without limitation, the AAM Executive Officer Change in Control Plan), "Good Reason" has the meaning, if any, defined therein.

(v) “Retirement:” For purposes of this Agreement, “Retirement” means the Participant’s voluntary resignation at any time (i) after attaining age 65, or (ii) after attaining age 55 but prior to age 65 with ten or more years of continuous service with the Company.

3. Payment of the RSUs. Each vested RSU shall be settled by payment of one Share to the Participant. Payment of the RSUs shall occur on the first business day of the month following the month in which the Vesting Date occurs or as soon as administratively practicable thereafter, but in no event later than March 15th of the calendar year immediately following the calendar year in which the Vesting Date occurs (the “Payment Date”).

4. Share Delivery. Delivery of any Shares in connection with settlement of the Award will be by book-entry credit to an account in the Participant’s name established by the Company with its transfer agent.

5. Recapitalization. In the event of any change in the capitalization of the Company such as a stock split or a corporate transaction such as any merger, consolidation, separation, or otherwise, the number of RSUs subject to this Agreement shall be equitably adjusted by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

6. Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when delivered by the Participant in writing to the Corporate Human Resources Department of the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

7. Shareholder Rights. Prior to the Payment Date, the Participant shall not have any rights as a shareholder of the Company in connection with this Award, unless and until the Shares are distributed to Participant. Following delivery of Shares upon the Payment Date, the Participant shall have all rights as a shareholder with respect to such Shares.

8. Dividend Equivalents. Upon payment of dividends with respect to the Shares, the Participant shall be entitled to receive Dividend Equivalents with respect to each outstanding RSU. Dividend Equivalents will be paid quarterly as soon as administratively practicable following the payment of dividends with respect to the Shares, but in no event later than March 15th of the year following the calendar year in which dividends are paid. The Company will determine the form of payment of Dividend Equivalents, which may include cash, Shares or a combination thereof. Upon a forfeiture of the RSUs, further payments of Dividend Equivalents shall be cancelled.

9. No Right to Continued Employment or Further Awards.

(a) Neither the Plan nor this Agreement shall (i) alter the Participant’s status as an “at-will” Employee of the Company and its subsidiaries, (ii) be construed as giving the Participant any right to continue in the employ of the Company and its subsidiaries or (iii) be construed as giving the Participant any right to be reemployed by the Company and its subsidiaries following any termination of employment. The termination of employment provisions set forth in this Agreement only apply to the treatment of the RSUs as specified herein and shall not otherwise affect the Participant’s employment relationship.

(b) The Company has granted the RSUs to the Participant in its sole discretion. None of the RSUs, this Agreement nor the Plan confers on the Participant any right or entitlement to receive another grant of RSUs, or any other equity-based award at any time in the future or in respect of any future period. The RSUs do not confer on the Participant any right or entitlement to receive compensation in any specific amount for any future fiscal year, and do not diminish in any way the Company's discretion to determine the amount, if any, of the Participant's compensation.

10. Transferability.

(a) The RSUs shall not be transferable other than by will, the laws of descent and distribution, pursuant to a domestic relations order entered by a court of competent jurisdiction or to a Permitted Transferee for no consideration pursuant to the Plan. Any RSU transferred to a Permitted Transferee shall be further transferable only by will, the laws of descent and distribution, pursuant to a domestic relations order entered by a court of competent jurisdiction, or, for no consideration, to another Permitted Transferee of the Participant. The Shares delivered to the Participant on the Payment Date shall not be subject to transfer restrictions and shall be fully paid, non-assessable and registered in the Participant’s name.

(b) Except as set forth in the Plan, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant, or in the event of the Participant’s legal incapacity, the Participant’s legal guardian or representative.

11. Withholding.

(a) Except as provided in the following sentence, the Company will withhold Shares from the earned Award to satisfy tax withholding obligations with respect to the RSUs by deducting a portion of the Shares having a Fair Market Value (measured as of the Payment Date) sufficient to cover the amount of the total required minimum statutory tax withholding obligation from the total Shares earned under the Award. However, in no event shall the Fair Market Value of Shares withheld exceed the minimum statutory withholding obligation. The Participant may elect to satisfy such withholding obligation with respect to the RSUs by remitting in advance of the Payment Date an amount sufficient to satisfy such tax withholding obligations.

(b) Regardless of any action by the Company with respect to any or all tax withholding (including social insurance contribution obligations, if any), the Participant acknowledges responsibility for payment of all such taxes. The Company makes no representations regarding the treatment of any tax withholding in connection with the grant or vesting of the RSUs, any subsequent sale of Shares and the receipt of dividends, if any. The Company makes no commitment to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for such tax.

12. Securities Laws. This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required, or the Committee determines are advisable. The Participant agrees to take all steps the Company determines are necessary to comply with all applicable provisions of federal and state securities law in exercising Participant’s rights under this Agreement. The Committee may impose such restrictions on any Shares acquired by a Participant pursuant to the RSUs as it may deem necessary or advisable, under applicable federal securities laws, the requirements of any stock exchange or market upon which such Shares are then listed or traded or any blue sky or state securities laws applicable to such Shares. In addition, the Shares shall be subject to any trading restrictions, stock holding requirements or other policies in effect from time to time as determined by the Committee.

13. Notices.   Notice under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive offices of the Company and to the Participant at the address appearing in the records of the Company for the Participant, or to either party at another address that the party designates in writing to the other. Notice shall be effective upon receipt.

14. Governing Law. The interpretation, performance and enforcement of the RSUs and this Agreement shall be governed by the laws of the State of Delaware without regard to principles of conflicts of law. To the extent any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall remain in full force and effect.

15. RSUs Subject to Plan.

(a) The RSUs are granted subject to the Plan and to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee is authorized to administer, construe, and make all determinations necessary or appropriate to administer the Plan and this Agreement, all of which shall be binding upon the Participant.

(b) To the extent of any inconsistencies between the Plan and this Agreement, the Plan shall govern. This Agreement and the Plan constitute the entire agreement between the parties regarding the subject matter hereof. They supersede all other agreements, representations or understandings (whether oral or written, express or implied) that relate to the subject matter hereof.

(c) The Committee may, at any time, terminate, amend, modify or suspend the Plan and amend or modify this Agreement; provided, however, that no termination, amendment, modification or suspension shall materially and adversely alter or impair the rights of the Participant under this Agreement, without the Participant’s written consent.

16. Section 409A.

(a) The RSUs are intended to satisfy the requirements of Section 409A of the U.S. Internal Revenue Code and the final regulations promulgated thereunder (“Section 409A”). This Agreement shall be interpreted, administered and construed in a manner consistent with that intent. Notwithstanding the forgoing, if the Company determines that any provision of this Agreement or the Plan contravenes Section 409A or could cause the Participant to incur any tax, interest or penalties under Section 409A, the Committee may, in its sole discretion and without the Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A, or to avoid the incurrence of any taxes, interest and penalties under Section 409A, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A. This Section 16 does not create an obligation of the Company to modify the Plan or this Agreement and does not guarantee that the RSUs will not be subject to taxes, interest and penalties under Section 409A.

(b) If a Participant is a “specified employee” as defined under Section 409A and the Participant’s Award is to be settled on account of the Participant’s separation from service (for reasons other than death) and such Award constitutes “deferred compensation” as defined under Section 409A, then any portion of the Participant’s Award that would otherwise be settled during the six-month period commencing on the Participant’s separation from service shall be settled as soon as practicable following the conclusion of the six-month period (or following the Participant’s death if it occurs during such six-month period).

17. Recoupment. The RSUs, the underlying Shares and any gains received in connection with the sale of the Shares shall be subject to any clawback, recoupment or similar policy as permitted or mandated by applicable law, rules, regulations or any Company policy as enacted, adopted or modified from time to time.

18. Personal Data Privacy. The Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data by and among, as applicable, the Company and its subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title and number of RSUs for the purpose of implementing, administering and managing the Participant’s Award (the “Data”). The Participant understands that the Data may be transferred to the Company or to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that any recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. Furthermore, the Participant acknowledges and understands that the transfer of the Data to the Company or to any third parties is necessary for the Participant’s participation in the Plan. The Participant may view the Data, request information about the storage and processing of Data, request any corrections to Data, or withdraw the consents herein (in any case, without cost to the Participant) by contacting Corporate Human Resources in writing. The withdrawal of any consent by the Participant may affect the Participant’s participation in the Plan. The Participant may contact Corporate Human Resources for further information about the consequences of any withdrawal of consents herein.
19. Headings. The headings of sections and subsections are included solely for convenience of reference and shall not affect the meaning of the provisions of this Agreement.

20. Successor. All obligations of the Company under the Plan and this Agreement, with respect to the RSUs, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

21. Signature in Counterparts. This Agreement may be signed in counterparts. Each counterpart shall be an original, with the same effect as if the signatures were on the same instrument.

22. Enforceability. To the extent any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

                AMERICAN AXLE & MANUFACTURING
HOLDINGS, INC.

By:    __________________________________

Agreed and acknowledged
as of the Date of Grant:

__________________________